Exhibit 32.2

PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT of 2002

In connection with the Amendment No. 2 to the Annual Report of China Xuefeng Environmental Engineering Inc. (the "Company") on Form 10-K/A for the year ended May 31, 2016 (the "Report"), I, Kuanfu Fan, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 27, 2016	By:	/s/ Kuanfu Fan
Kuanfu Fan
Chief Financial Officer (Principal Accounting Officer)